EXHIBIT 3.1

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

MANHATTAN ASSOCIATES, INC.

Pursuant to the provisions of Section 14-2-1006 of the Georgia Business Corporation Code (the “Code”), the undersigned, Manhattan Associates, Inc., a Georgia corporation (the “Corporation”), delivers these Articles of Amendment to its Articles of Incorporation to the Secretary of State of Georgia for filing.

1. The name of the Corporation is Manhattan Associates, Inc.

2. The Articles of Incorporation are amended by deleting Article Two in its entirety and inserting in lieu thereof the following:

“Article Two

The Corporation shall have authority, exercisable by its Board of Directors, to issue up to 200,000,000 shares of common stock, $.01 par value per share (“Common Stock”), and 20,000,000 shares of preferred stock, no par value per share (“Preferred Stock”), any part or all of which shares of Preferred Stock may be established and designated from time to time by the Board of Directors, in such series and with such preferences, limitations and relative rights as may be determined by the Board of Directors.”

3. The adoption of the foregoing amendment was duly recommended by the Board of Directors of the Corporation to the shareholders of the Corporation in accordance with the provisions of Section 14-2-1003 of the Code on January 30, 2014.

4. The foregoing amendment was duly approved and adopted by the shareholders of the Corporation in accordance with the provisions of Section 14-2-1003 of the Code on May 15, 2014.

5. The foregoing amendment shall become effective upon filing with the Secretary of State of Georgia.

(Remainder of Page Left Blank, Signature Page Follows)

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Articles of Incorporation of Manhattan Associates, Inc. this 15th day of May, 2014.

MANHATTAN ASSOCIATES, INC.

By:	/s/ Bruce S. Richards
Bruce S. Richards, Secretary

ARTICLES OF INCORPORATION

OF

MANHATTAN ASSOCIATES, INC.

ARTICLE ONE

NAME

The name of the corporation is Manhattan Associates, Inc. (the “Corporation”).

ARTICLE TWO

CAPITALIZATION

The Corporation shall have authority, exercisable by its Board of Directors, to issue up to 100,000,000 shares of common stock, $.01 par value per share (“Common Stock”), and 20,000,000 shares of preferred stock, no par value per share (“Preferred Stock”), any part or all of which shares of Preferred Stock may be established and designated from time to time by the Board of Directors, in such series and with such preferences, limitations and relative rights as may be determined by the Board of Directors.

ARTICLE THREE

INITIAL REGISTERED OFFICE

The initial registered office of the Corporation shall be at 2300 Windy Ridge Parkway, Suite 700, Atlanta, Fulton County, Georgia 30339. The initial registered agent of the Corporation shall be Michael J. Casey.

ARTICLE FOUR

INITIAL PRINCIPAL OFFICE

The mailing address of the initial principal office of the Corporation shall be 2300 Windy Ridge Parkway, Suite 700, Atlanta, Georgia 30339.

ARTICLE FIVE

INCORPORATOR

The name and address of the incorporator is Larry W. Shackelford, Esq., Morris, Manning & Martin, L.L.P., 1600 Atlanta Financial Center, 3343 Peachtree Road, N.E., Atlanta, Georgia 30326.

ARTICLE SIX

DIRECTORS

The initial Board of Directors of the Corporation is composed of the following Directors: Alan J. Dabbiere and Deepak Raghavan.

ARTICLE SEVEN

STAGGERED BOARD OF DIRECTORS

The Board of Directors shall be divided into three classes to be known as Class I, Class II and Class III, which shall be as nearly equal in number as possible. Except in case of death, resignation, disqualification or removal, each Director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which the Director was elected; provided, however, that each initial Director in Class I shall hold office until the 1999 annual meeting of shareholders; each initial Director in Class II shall hold office until the 2000 annual meeting of shareholders; and each initial Director in Class III shall hold office until the 2001 annual meeting of shareholders. In the event of any increase or decrease in the authorized number of Directors, the newly created or eliminated directorships resulting from such an increase or decrease shall be apportioned among the three classes of Directors so that the three classes remain as nearly equal in size as possible; provided, however, that there shall be no classification of additional Directors elected by the Board of Directors until the next meeting of shareholders called for the purposes of electing Directors, at which meeting the terms of all such additional Directors shall expire, and such additional Director positions, if they are to be continued, shall be apportioned among the classes of Directors, and nominees therefor shall be submitted to the shareholders for their vote.

ARTICLE EIGHT

LIMITATION ON DIRECTOR LIABILITY

No Director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of the duty of care or any other duty as a Director, except that such liability shall not be eliminated for:

(i)	any appropriation, in violation of the Director’s duties, of any business opportunity of the Corporation;

(ii)	acts or omissions that involve intentional misconduct or a knowing violation of law;

(iii)	liability under Section 14-2-832 (or any successor provision or redesignation thereof) of the Georgia Business Corporation Code (the “Code”); and

(iv)	any transaction from which the Director received an improper personal benefit.

If at any time the Code shall have been amended to authorize the further elimination or limitation of the liability of a Director, then the liability of each Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Code, as so amended, without further action by the shareholders, unless the provisions of the Code, as amended, require further action by the shareholders.

Any repeal or modification of the foregoing provisions of this Article Eight shall not adversely affect the elimination or limitation of liability or alleged liability pursuant hereto of any Director of the Corporation for or with respect to any alleged act or omission of the Director occurring prior to such a repeal or modification.

ARTICLE NINE

SHAREHOLDER ACTION WITHOUT MEETING

BY LESS THAN UNANIMOUS CONSENT

The shareholders, without a meeting, may take any action required or permitted to be taken at a meeting of the shareholders, if written consent setting forth the action to be taken is signed by those persons who would be entitled to vote at a meeting who hold those shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by classes) of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. An action by less than unanimous consent may not be taken with respect to any election of Directors as to which shareholders would be entitled to cumulative voting.

ARTICLE TEN

CONSIDERATION OF INTERESTS OF

NON-SHAREHOLDER CONSTITUENCIES

The Board of Directors, any committee of the Board of Directors and any individual Director, in discharging the duties of its, his or her respective positions and in determining what is believed to be in the best interest of the Corporation, may in its, his or her sole discretion consider the interests of the employees, customers, suppliers and creditors of the Corporation and its subsidiaries, the communities in which offices or other establishments of the Corporation and its subsidiaries are located and all other factors such Director or Directors consider pertinent, in addition to considering the effects of any action on the Corporation and its shareholders. Notwithstanding the foregoing, this Article Ten shall not be deemed to provide any of the foregoing constituencies any right to be considered in any such discharging of duties or determination.

ARTICLE ELEVEN

AMENDMENTS

Notwithstanding any other provision of these Articles of Incorporation, the Corporation’s Bylaws or law, neither Articles Seven, Eight, Nine or Ten hereof nor this Article Eleven may be amended or repealed except upon the affirmative vote of holders of at least 66-2/3% of the total number of votes of the then outstanding shares of capital stock of the Company that are entitled to vote generally in the election of Directors, voting together as a single class.

IN WITNESS WHEREOF, the undersigned executes these Articles of Incorporation on February 24, 1998.

/s/ Larry W. Shackelford
Larry W. Shackelford,
Incorporator